UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2005
INDUS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
3301 Windy Ridge Parkway, Atlanta, Georgia 30339
(Addresses of Principal Executive Offices, including Zip Code)
(770) 952-8444
(Registrant’s Telephone Number, including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-10.1 EMPLOYMENT AGREEMENT
EX-10.2 CHANGE OF CONTROL SEVERANCE AGREEMENT
EX-99.1 PRESS RELEASE DATED SEPTEMBER 27, 2005

Item 1.01. Entry into a Material Definitive Agreement.
     On September 27, 2005, Indus International, Inc. (the “Company”) entered into an employment agreement with Patrick M. Henn, its newly appointed Executive Vice President and Chief Financial Officer. Also, on September 27, 2005, the Company entered into a change of control severance agreement with Mr. Henn. The following summary describes certain material provisions of the employment and change of control severance agreements, which are included as Exhibits to this Report and incorporated herein by reference.
Employment Agreement with Mr. Henn
     The employment agreement does not have a set term and may only be terminated pursuant to a termination of employment, as described below. The employment agreement contains the following material terms: (i) base salary of $210,000; (ii) eligibility for a discretionary annual performance bonus under the Company’s Fiscal 2006 Incentive Compensation Plan; and (iii) participation in equity incentive compensation programs, welfare programs and other compensation programs that are generally provided for the senior executives of the Company.
     The employment agreement also specifies the payments and benefits to which Mr. Henn is entitled upon his termination of employment for specified reasons, including death, disability, termination by the Company with or without cause and resignation by Mr. Henn with or without good reason (as such terms are defined in the employment agreement). If Mr. Henn’s employment is terminated by the Company without cause, or by Mr. Henn for good reason, he will receive a severance payment, payable over nine months, in an amount equal to (i) nine months of Mr. Henn’s then-current annual base salary; and (ii) a pro-rata portion of his target annual bonus for the performance year in which his termination occurs. The Company will also pay for full COBRA benefits for Mr. Henn and his dependents, subject to certain limitations, for the earlier of 18 months or until he receives health, medical, and/or dental benefits from a new employer. Mr. Henn must sign a separation agreement and standard release of claims in order to receive the severance benefits described above.
     Upon the termination of Mr. Henn’s employment by reason of death or disability, his employment agreement will terminate without further obligations of the Company other than the payment of his unpaid base salary through the date of termination and any unpaid, accrued vacation pay, and any other amounts or benefits to which he is entitled under any of the Company’s plans, programs, policies, practices or contracts then in effect.
     Upon the termination of Mr. Henn’s employment for cause, or by Mr. Henn without good reason, his employment agreement will terminate without further obligations of the Company, the vesting of any stock options held by Mr. Henn will terminate immediately, any compensation payable under his employment agreement will terminate immediately, and he will only be eligible for severance benefits in accordance with the Company’s established policies as then in effect.
     The employment agreement provides that if a payment to or for the benefit of Mr. Henn would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will receive the greater of his full severance payment, or a severance payment reduced to the extent necessary such that the payment will not be subject to the excise tax.
     Mr. Henn has agreed in his employment agreement that for a period of one year following the termination of his employment with the Company for any reason, he will not disclose any confidential information, solicit employees of the Company to terminate their employment with the Company, solicit customers of the Company with whom he has had material contact, or provide competitive services.
Change of Control Severance Agreement with Mr. Henn
     On September 27, 2005, the Company also entered into a change of control severance agreement with Mr. Henn. The change of control severance agreement has a one-year term; provided, however, that the Compensation Committee may affirmatively extend the term of the agreement at any time. The change of control severance agreement specifies the payments and benefits to which Mr. Henn is entitled upon the termination of employment following a change of control. If Mr. Henn’s employment is terminated by the Company for any reason other than cause, or by Mr. Henn for good reason, (i) within 24 months following a change of control, or (ii) within six months prior to the date on which a change of control occurs, and such termination arose in connection with or in anticipation of a change of control, then he will receive a lump sum severance amount equal to one times his then-current base salary and annual bonus target for the performance year in which the change of control occurs. The Company will also reimburse Mr. Henn for full COBRA expenses for the earlier of 18 months or until he receives health, medical, and/or dental benefits from a new employer. In addition, any stock options and restricted stock held by Mr. Henn will immediately vest and in the case of stock options become exercisable.
     In the event that Mr. Henn becomes entitled to severance payments and/or benefits in connection with the termination of his employment pursuant to the change in control severance agreement, he will not be entitled to severance payments and/or benefits pursuant to his employment agreement. If Mr. Henn’s employment is terminated by reason of death or disability, by the Company for cause, or voluntarily by him, he will not receive severance benefits under the change of control severance agreement.
     The change of control severance agreement provides that if a payment to or for the benefit of Mr. Henn would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will receive the greater of his full severance payment, or a severance payment reduced to the extent necessary such that the payment will not be subject to the excise tax.
     Mr. Henn is subject to those restrictive covenants contained in his employment agreement, as described above, and must abide by such restrictive covenants in order to receive the benefits under his change in control severance agreement..
     The information contained under Item 5.02 of this Report is incorporated by reference into this Item 1.01.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The Board of Directors of the Company appointed Patrick M. Henn to the position of Executive Vice President and Chief Financial Officer effective October 13, 2005. Since 1999, Mr. Henn has held the position of Vice President, Controller and Assistant Treasurer at Manhattan Associates, Inc., a supply chain management software and services company that provides software for companies in the retail, distribution, transportation, and manufacturing industries. Mr. Henn is 37 years old. There was no arrangement or understanding between Mr. Henn and any other person(s) pursuant to which he was to be selected as an officer of the Company, and Mr. Henn does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, and there are and have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Henn that are required to be disclosed by Item 404(a) of Regulation S-K. A copy of the press release announcing Mr. Henn’s appointment is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.
     In connection with his appointment, Mr. Henn has entered into an employment agreement and change of control severance agreement described above in Item 1.01 to this Report. In addition, Mr. Henn will receive options to acquire 160,000 shares of common stock and 10,000 shares of restricted stock under the Company’s 2004 Long-Term Incentive Plan. All grants will be effective as of October 13, 2005. All of the options have an exercise price equal to the fair market value of a share of the Company’s common stock on the date of the grant and an expiration date of October 13, 2015. Of these options, 150,000 of them will vest ratably over three years or upon a change of control of the Company. The remaining 10,000 options will vest at various times over the next three years if the Company meets certain pro forma earnings per share objectives and will also vest upon a change of control of the Company. The 10,000 shares of restricted stock will vest 100% on the third anniversary of the date of grant, provided Mr. Henn remains employed by the Company during such three year period, or upon a change of control of the Company.

     Mr. Henn will also participate in the Indus International, Inc. Fiscal 2006 Incentive Compensation Plan (the “Fiscal Incentive 2006 Plan”), which was approved by the Compensation Committee of the Board of Directors on May 4, 2005. A description of the material terms of the Fiscal 2006 Incentive Plan was included in the Company’ s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 10, 2005, and such description is incorporated herein by reference. The target award for Mr. Henn under the Fiscal Incentive 2006 Plan is 40% of his base salary. The maximum award payments that Mr. Henn may receive if all of the targets are met, as a percentage of his base salary, is 80%. The targets, as previously disclosed, are: (1) achievement of target recognized software licensed revenue, and (2) achievement of target pro forma earnings per share (adjusted for Board approved restructuring expenses and stock-based compensation expense). Pursuant to the terms of the Fiscal Incentive 2006 Plan, Mr. Henn’s bonus, if any, will be pro-rated for a partial year’s service.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
10.1	Employment Agreement between Patrick M. Henn and the Company, effective October 13, 2005.

10.2	Change of Control Severance Agreement between Patrick M. Henn and the Company, effective October 13, 2005.

99.1	Press release dated September 27, 2005 regarding the appointment of Patrick M. Henn by the Board of Directors to the position of Executive Vice President and Chief Financial Officer of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.
/s/ Gregory J. Dukat
Name:	Gregory J. Dukat
Title:	President and Chief Executive Officer

Date: September 27, 2005